UNITED STATES

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Ryerson Holding Corporation

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227 W. Monroe St., 27th Floor
Chicago, Illinois 60606

Ryerson Announces Postponement of 2020 Annual Stockholder Meeting

(Chicago – April 14, 2020) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that the 2020 Annual Meeting of Stockholders has been rescheduled from April 28, 2020 to Friday, May 22, 2020 due to the novel coronavirus (COVID-19) pandemic, including the restrictions set out in the Illinois Executive Order in Response to COVID-19.  The Company’s first priority is to protect the health and safety of its employees and shareholders, and the Company will continue to evaluate the situation and assess its options, including the possibility of holding a virtual or hybrid meeting.

Further details about the time, location and record date for the 2020 Annual Meeting will be announced at a later date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2020: THE PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxyvote.com.